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                                                                     EXHIBIT 8.1

                            MORRIS, MANNING & MARTIN
                        A LIMITED LIABILITY PARTNERSHIP

                                ATTORNEYS AT LAW
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.
                          ATLANTA, GEORGIA 30326-1044

                                  (LETTERHEAD)

                                November 6, 2000

InfoCure Corporation
1765 The Exchange
Suite 200
Atlanta, GA 30339

Ladies and Gentlemen:

         We have acted as counsel to InfoCure Corporation ("InfoCure"), a Delaware corporation, in connection with the proposed merger (the "Merger") of CADI Acquisition Corporation ("Merger Sub"), a Colorado corporation and a direct wholly-owned transitory merger subsidiary of InfoCure, with and into Medical Dynamics, Inc. ("Medy"), a Colorado corporation, pursuant to an Amended and Restated Agreement and Plan of Merger and Reorganization dated as of October 10, 2000, as amended, by and among Medy, InfoCure, and Merger Sub (the "Merger Agreement"). The Merger is described in the Registration Statement of InfoCure on Form S-4 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the joint proxy statement and prospectus of Medy and InfoCure (the "Proxy Statement/Prospectus"). This preliminary opinion letter is rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. Unless otherwise indicated, capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Proxy Statement/Prospectus.

         In connection with rendering this preliminary opinion letter, we have reviewed the Merger Agreement, the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and as contemplated by the Proxy Statement/Prospectus and (ii) the truth and accuracy, on the date of


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MORRIS, MANNING & MARTIN
A LIMITED LIABILITY PARTNERSHIP

November 6, 2000
Page 2

the Merger Agreement and on the date hereof, of the representations and warranties made by InfoCure, Medy, and Merger Sub in the Merger Agreement.

         Furthermore, we have not obtained written certificates from representatives of InfoCure and Medy to verify certain relevant facts that have been represented to us or that we have assumed in rendering this preliminary opinion letter. We contemplate, however, that we will obtain such written certificates as we deem appropriate from such representatives before rendering our final opinion letter on the matters discussed herein prior to the Effective Time. We expect that our final opinion letter with regard to these matters will be dated as of the Effective Time and will be in substantially the same form as this preliminary opinion letter.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material Federal Income Tax Consequences of the Merger," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax considerations generally applicable to the Merger. Because this opinion is being delivered prior to the effective time of the Merger, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the federal income tax consequences of the Merger or that contrary positions will not be asserted by the Internal Revenue Service.

         This preliminary opinion letter is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Proxy Statement/Prospectus. Any variation or difference in any fact from those set forth or assumed either herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

         We hereby consent to the use of our name under the caption "Material Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              MORRIS, MANNING & MARTIN, LLP


                                              By: /s/ Richard L. Haury
                                                 -------------------------------
                                                  Richard L. Haury, Partner